                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                        ENVIRONMENTAL SAFEGUARDS, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   Nevada                                            87-0429198
--------------------------------------------           ---------------------------------------
  (State of Incorporation or Organization)               (I.R.S. Employer Identification No.)

2600 West Loop South, Suite 645, Houston, Texas                          77054
-----------------------------------------------        ---------------------------------------
  (Address of Principal Executive Offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                           Name of Each Exchange on Which
         to be so Registered                           Each Class is to be Registered
         -------------------                           ------------------------------

Common stock, par value $0.001 per share               American Stock Exchange

----------------------------------------               ------------------------------
           (Title of Class)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A

Item 1.  Description of Registrant's Securities to be Registered.

         This information is incorporated by reference to the section "DESCRIPTION OF SECURITIES" on page 37 of the Company's Registration Statement on Form SB-2 (No. 333-15025) filed on October 29, 1996 with the Securities and Exchange Commission, as amended.


Item 2.  Exhibits.

         The Articles of Incorporation, as amended, Bylaws and Specimen of Common Stock certificate filed as exhibits to the above-referenced Registration Statement, as amended, are hereby incorporated by reference thereto.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Houston, Texas, on this the 10th day of February 1998.


                                       ENVIRONMENTAL SAFEGUARDS, INC.



                                       By: /s/ James S. Percell
                                           -------------------------------------
                                           JAMES S. PERCELL
                                           President and Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit Number

1.       *       Articles of Incorporation, as amended, of the Registrant

2.       *       Bylaws of the Registrant

3.       *       Specimen of Common Stock certificate of the Registrant
________________

* This information is incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 333-15025) filed on October 29, 1996 with the Securities and Exchange Commission, as amended, pursuant to Rule 12b-32.